UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 3, 2012

Clarion Partners Property Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-164777	No. 27-1242815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of Principal Executive offices)	(Zip Code)

(212) 808-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 3, 2012, Clarion Partners Property Trust Inc. (the “Company”) entered into the First Amendment to the Amended and Restated Escrow Agreement (the “Amendment”) by and among the Company, ING Investments Distributor, LLC, as the dealer manager for the Company’s initial public offering of common stock (the “Offering”), and BNY Mellon Investment Servicing (US) Inc., as escrow agent (the “Escrow Agent”) for the Offering. Prior to the execution of the Amendment, pursuant to the Amended and Restated Escrow Agreement, the Escrow Agent was required to hold all proceeds from subscriptions for shares of the Company’s common stock in the Offering until the earlier of (1) November 12, 2011 (the “Maximum Extension Date”), or (2) the date the Company receives purchase orders for at least $10,000,000 (excluding purchase orders received from Pennsylvania and Tennessee investors), and the Company’s board of directors determines that it is in the best interest of the Company’s stockholders to cause the proceeds to be released to the Company so that it may commence its operations. The Amendment was entered into in order to extend the Maximum Extension Date to November 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarion Partners Property Trust Inc.

Date: February 9, 2012	By:	/s/ L. MICHAEL O’CONNOR
L. Michael O’Connor
Senior Vice President and Secretary